UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE RBB FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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J.J.B. Hilliard, W.L. Lyons, LLC

Internal Use Only

Senbanc Fund – Proxy Statement

Senbanc Fund Proxy Statements were recently mailed to all shareholders regarding a new advisory agreement between The RBB Fund, Inc. and the Fund’s Investment Adviser, Hilliard Lyons Research Advisors (the “Adviser”), a division of J.J.B. Hilliard, W.L. Lyons, LLC (the successor to J.J.B. Hilliard, W.L. Lyons, Inc.).

The current investment advisory agreement terminates with the proposed change in ownership of the Adviser. Shareholders are asked to vote on the proposed advisory agreement.

Important facts about the new advisory agreement:

➢	The number of shares you or your clients own and the value of those shares are not affected.
➢	The advisory fees applicable to the Fund have not increased.
➢	The investment objective and policies of the Fund have not changed.

Voting Options:

➢	Mail: Complete and return enclosed proxy card(s).
➢	Internet: Access the Web site shown on your proxy card(s) and follow the online instructions.
➢	Telephone (automated service): Call the toll-free number on your proxy card(s) and follow the recorded instructions.
➢	Telephone (speak to a representative of the Fund’s proxy solicitor): 1-800-591-8269.
➢	In person: Attend the special shareholder meeting on April 29, 2008.

For more information about the proposal please see the Proxy Statement.